UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2015

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 5, 2015, Bank of the Ozarks, Inc. (the “Company”) announced completion of its acquisition of Bank of the Carolinas Corporation (“BCAR”) pursuant to the previously announced definitive agreement and plan of merger and reorganization (“Merger Agreement”) between the Company, the Company’s wholly-owned bank subsidiary, Bank of the Ozarks, BCAR and BCAR’s wholly-owned bank subsidiary, Bank of the Carolinas.

At the effective time of the merger, each issued and outstanding share of BCAR common stock was converted into the right to receive 0.00313515 of a share of the Company’s common stock. Any fractional shares will be paid in cash. In connection with the closing of the transaction, the Company issued approximately 1.4 million shares of its common stock in exchange for the outstanding shares of BCAR common stock.

A copy of the press release issued by the Company announcing completion of the merger is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the proposed impact of the merger on the Company’s financial results, including any expected increase in the Company’s book value and tangible book value per share and any expected impact on diluted earnings per common share, acceptance by BCAR’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, and market acceptance of the Company generally in new markets. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control, including the possibility that any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of BCAR’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the effect of the merger on customer relationships and operating results; the possibility that the merger may be more expensive than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to update such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are being furnished to this Current Report on Form 8-K.

Exhibit No.	Document Description

99.1	Press Release dated August 5, 2015 whereby Bank of the Ozarks, Inc. Announces Completion of its Acquisition of Bank of the Carolinas Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: August 5, 2015	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated August 5, 2015 whereby Bank of the Ozarks, Inc. Announces Completion of its Acquisition of Bank of the Carolinas Corporation